UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GEE GROUP INC.
(Name of Registrant as Specified In Its Charter)

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GEE GROUP INC.

7751 Belfort Parkway, Suite 150

Jacksonville, Florida 32256

SUPPLEMENT TO PROXY STATEMENT FOR THE

2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 21, 2019

This proxy statement supplement, dated July 29, 2019 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) of the Board of Directors (the “Board”) of GEE Group Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on July 11, 2019 and relating to the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 21, 2019 at 10:00 a.m., Eastern Daylight Time (EDT), at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154.

Withdrawal of Nominee for Election as Director

On July 25, 2019, the Company announced that Mr. Ronald R. Smith has resigned as a director of the Board, effective July 21, 2019. Therefore, the nomination of Mr. Smith is withdrawn.

Mr. Smith’s resignation did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

At the Annual Meeting, six rather than seven directors will be nominated for election to the board. Each of the six nominees is named in the 2019 Proxy Statement. These developments do not change the Board’s recommendations, or the Company’s view, on any of the proposals contained in the Proxy Statement.

Additional Information

Stockholders who have already submitted proxies for the Annual Meeting may revoke them, or if they wish to change their vote they may do so by: (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting; (ii) by voting again via the Internet or by telephone at a later time; (iii) by executing and delivering to the Secretary of the Company a proxy dated as of a later date than a previously executed and delivered proxy; or (iv) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, without further action, revoke a proxy. Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement.

Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. The Proxy Statement, together with this Supplement, have been filed with the SEC and are also available at http://www.cstproxy.com/geegroup/2019. You may also obtain a copy of our 2018 annual report without charge by sending a written request to GEE Group Inc. 7751 Belfort Parkway, Suite 150, Jacksonville, Florida 32256, Attn.: Chief Financial Officer or by contacting our CFO by telephone at (904) 512-7504.

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